Exhibit 23.1

Moen and Company
Chartered Accountants
PO Box 10129

1400 IBM Tower

701 West Georgia Street

Vancouver, BC, Canada V7Y 1C6

CONSENT OF INDEPENDENT AUDITORS

Board of Directors
Capital Mineral Investors, Inc.
Reno, Nevada

We consent to the use of our report dated May 15, 2003, on the financial statements of Capital Mineral Investors, Inc. as of May 15, 2003, and the period then ended, and the inclusion of our name under the heading "Experts" in the Amendment No. 1 to Form SB-2 Registration Statement filed with the Securities and Exchange Commission.

Dated this 21st day of July, 2003.

"MOEN AND COMPANY"

(signed)